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                                                                       EXHIBIT 5


                                  [LETTERHEAD]

Writer's Direct Dial:  (212) 225-2260


                                          January 16, 2002



Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY  10013

Ladies and Gentlemen:


            We have acted as counsel to Salomon Smith Barney Inc., as the initial depositor (the "Initial Depositor"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-1 (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,500,000 Healthcare SECTORSSM (the "Healthcare SECTORS") to be issued by the Healthcare SECTORS Trust (the "Trust").

            In arriving at the opinions expressed below, we have reviewed the following documents:

            (a) the Registration Statement and the documents incorporated by reference therein;

            (b)   the Prospectus included in the Registration Statement;

            (c) the form of the depositary trust agreement among U.S. Bank Trust National Association, as trustee (the "Trustee"), the Initial Depositor and
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Salomon Smith Barney Inc., p.2




                  the other depositors and owners of the Healthcare SECTORS (the "Depositary Trust Agreement"); and

            (d) the form of the Healthcare SECTORS included as an exhibit to the Depositary Trust Agreement.

            In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records and such other instruments and other certificates of public officials, officers and representatives of the Initial Depositor, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed but not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Depositary Trust Agreement will be duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iii) that the amount, price and other principal terms of the Healthcare SECTORS have been approved by your board of directors or an authorized designee thereof.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Healthcare SECTORS are duly authenticated by the Trustee in accordance with the Depositary Trust Agreement and are sold and delivered by the Initial Depositor against payment therefor, the Healthcare SECTORS will be legally issued and will be the valid, binding and enforceable obligations of the Trust.

            Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Trust, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

            We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not
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Salomon Smith Barney Inc., p.3





thereby admit that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,


                                    CLEARY, GOTTLIEB, STEEN & HAMILTON





                                    By: /s/ Allan G. Sperling
                                       ______________________________
                                        Allan G. Sperling, a Partner